UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 12, 2019

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 12, 2019, Genworth Financial, Inc. (the “Company”) completed the previously disclosed disposition of its Canada mortgage insurance business to Falcon Holding LP, an affiliate of Brookfield Business Partners L.P. The adjusted sales price was approximately CAD$2.3 billion in cash, or approximately USD$1.7 billion using the derivative foreign exchange rate of 0.7590 established to hedge the sale transaction. Prior to sale closing, the Company also received a special dividend from its Canada mortgage insurance business of approximately USD$0.1 billion. This special dividend, along with the net cash proceeds received upon closing of USD$1.7 billion totaled approximately USD$1.8 billion.

During the third quarter of 2019, the sale of the Canada mortgage insurance business met the held for sale accounting criteria and the business was reported as discontinued operations in the Company’s unaudited condensed consolidated financial statements and disclosures within its Quarterly Report on Form 10-Q for the period ended September 30, 2019. In connection with the accounting of the business as held for sale, the Company recorded an after-tax loss of $164 million related to the sale of the Canada mortgage insurance business. The Company will also reflect any revisions to the loss on sale in the fourth quarter of 2019, based on the finalization of its post-closing adjustments.

The Company is including in this report the unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 giving effect to the net proceeds and sale of the assets and liabilities. In addition, as the Company has not yet filed its 2019 Annual Report on Form 10-K, the Company is including in this report the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2018, 2017 and 2016 giving effect to the sale.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of September 30, 2019 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the years ended December 31, 2018, 2017 and 2016 and notes thereto are filed as Exhibit 99.2 and incorporated by reference herein.

In connection with but prior to the disposition of its Canada mortgage insurance business, the Company completed an internal reorganization whereby the Company contributed 100% of its ownership interest in Genworth Mortgage Holdings, Inc. (“GMHI”) to Genworth Holdings, Inc. (“Genworth Holdings”). As a result of this contribution, Genworth Holdings now owns 100% of GMHI, which owns 100% of the issued and outstanding voting securities of the Company’s U.S. mortgage insurance companies, including Genworth Mortgage Insurance Corporation.

The foregoing description of the transactions contemplated by the Share Purchase Agreement, dated August 12, 2019, by and among the Company, Genworth Financial International Holdings, LLC, Genworth Mortgage Insurance Corporation, Brookfield BBP Canada Holdings Inc. and Brookfield Business Partners L.P. (the “Purchase Agreement”), does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of September 30, 2019 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the years ended December 31, 2018, 2017 and 2016 and notes thereto are filed as Exhibit 99.2 hereto and incorporated by reference herein.

(d) Exhibits.

The following is filed as an exhibit to this report:

Number	Description

2.1

Share Purchase Agreement by and among Genworth Financial, Inc., Genworth Financial International Holdings, LLC, Genworth Mortgage Insurance Corporation, Brookfield BBP Canada Holdings Inc. and Brookfield Business Partners L.P., dated August 12, 2019 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 13, 2019).

99.1	Press Release issued by the Company, dated December 12, 2019.

99.2

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of September 30, 2019 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the years ended December 31, 2018, 2017 and 2016 and notes thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the transaction described and the anticipated financial impact of the described transaction. The Company cannot predict with certainty the impact that foreign exchange fluctuations or interest rates, among other things, will have on the final post-closing purchase price adjustments. Actual results may vary materially from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.
Date: December 16, 2019

	By:	/s/ Matthew D. Farney
Matthew D. Farney Vice President and Controller (Principal Accounting Officer)